Exhibit 99.1

FRONTDOOR Announces Jason bailey

as chief financial officer

MEMPHIS, Tenn.— (November 5, 2025) – Frontdoor, Inc. (NASDAQ: FTDR), the nation’s leading provider of home warranties, announced today that its Board of Directors has appointed Jason Bailey as Senior Vice President and Chief Financial Officer. Bailey succeeds Jessica Ross, who resigned as CFO effective November 10, 2025. Ross will remain with the company through December 31, 2025 as an advisor to the CEO to ensure a smooth transition of her responsibilities.

 "Jessica has made many contributions to our company over the past three years,” said Bill Cobb, Frontdoor Chairman and CEO. “During her tenure, our revenue and profits have grown to new heights, and we have delivered on our financial commitments to our shareholders. I would like to thank Jessica for her dedicated service as our CFO.”

 “It was truly an honor to serve as Frontdoor’s CFO and lead such a talented finance organization,” said Ross. “Over the last three years, we have positioned the company for continued profitable growth, and I am more confident than ever in the company’s future."

Jason Bailey

“We are very excited to promote Jason to be Frontdoor’s next CFO,” Cobb added. “I’ve had the privilege of working closely with Jason for the past seven years, and I am confident he is the right choice to lead our finance organization as we enter this next chapter of growth.”

“I am honored to serve as CFO at such an exciting time for our business,” said Bailey. “I am humbled to lead our talented finance team as we continue to deliver for our shareholders.”

Bailey brings over 25 years of progressive leadership experience in finance and public accounting, including over 15 years of service with Frontdoor and its former publicly traded parent, ServiceMaster. Bailey most recently served as VP, Finance, for the company. Bailey’s professional experience also includes 11 years of public accounting experience at Deloitte and Arthur Andersen.

Bailey maintains an active CPA license from the state of Tennessee. His formal education includes a Bachelor of Accountancy and Master of Taxation from the University of Mississippi.

-END-

About Frontdoor, Inc.

Frontdoor is the industry leader in home warranties and new home structural warranties, and a leading provider of on-demand home repair and maintenance services. As the parent company of two leading brands – American Home Shield and 2-10 Home Buyers Warranty – totaling more than two million members – we bring over 50 years of experience in the home warranty category, a cultivated national network of independent service contractors, and a reputation for delivering quality service and product innovation. American Home Shield, the leader in home warranties, gives homeowners peace of mind, budget protection and convenience, covering up to 29 home systems and appliances from costly and unexpected breakdowns. 2-10 Home Buyers Warranty is the leader in new home structural warranties, providing home builders with coverage for structural failures. These two brands, together with Frontdoor’s cutting-edge on-demand services, provide an unbeatable combination that meets the full suite of homeowner repair and maintenance needs. For more information about Frontdoor, Inc., please visit frontdoorhome.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because

Exhibit 99.1

actual results may vary materially from those expressed or implied. The reports filed by Frontdoor pursuant to United States securities laws contain discussions of these risks and uncertainties. Frontdoor assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review Frontdoor's filings with the United States Securities and Exchange Commission (which are available on the SEC's EDGAR database at www.sec.gov and via Frontdoor’s website at investors.frontdoorhome.com ).

Investor Relations
Matt Davis
901-701-5199
IR@frontdoorhome.com

Media
Alison Bishop
901-701-5198
MediaCenter@frontdoorhome.com